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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY
DUANE READE INC.
DUANE READE

OFFER TO EXCHANGE
$160,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS SENIOR SECURED FLOATING
RATE NOTES DUE 2010 (CUSIP NUMBER            ), WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, FOR A LIKE AGGREGATE PRINCIPAL AMOUNT
OF ITS SENIOR SECURED FLOATING RATE NOTES DUE 2010
(CUSIP NUMBERS 263578 AF3 AND U26475 AB 6)

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Duane Reade Inc. and Duane Reade (collectively, the "Companies") made pursuant to the prospectus dated                        , 2005 (the "Prospectus"), if certificates for the outstanding $160,000,000 aggregate principal amount of its Senior Secured Floating Rate Notes due 2010 (the "Initial Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Companies prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to U.S. Bank National Association (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery Letter of Transmittal (or facsimile thereof), it must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery to:

U.S. BANK NATIONAL ASSOCIATION

Exchange Agent

By Registered or Certified Mail:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance

 By Overnight Courier or Hand:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance	By Facsimile: (for eligible institutions only) (651) 495-8158 Confirm by Telephone: (800) 934-6802

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Companies the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Procedures for Tendering Initial Notes" section of the Prospectus.

Principal Amount of Initial Notes Tendered(1)
$
Certificate Nos. (if available):

Total Principal Amount Represented by Initial Notes Certificate(s):	If Initial Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.
$	Account Number

  ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X
X
Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:

        Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

(1)
Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:
Address(es):

GUARANTEE

        The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Procedures for Tendering Initial Notes" section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution hereof.

Name of Firm	Authorized Signature
Address	Title
Zip Code	Name: (Please Type or Print)
Area Code and Tel. No.	Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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OFFER TO EXCHANGE $160,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS SENIOR SECURED FLOATING RATE NOTES DUE 2010 (CUSIP NUMBER ), WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF ITS SENIOR SECURED FLOATING RATE NOTES DUE 2010 (CUSIP NUMBERS 263578 AF3 AND U26475 AB 6)
U.S. BANK NATIONAL ASSOCIATION
PLEASE SIGN HERE
PLEASE PRINT NAME(S) AND ADDRESS(ES)
GUARANTEE